UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2008

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) and Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), yesterday announced that the U.S. Food and Drug Administration (FDA) has approved RELISTOR™ (methylnaltrexone bromide) subcutaneous injection for the treatment of opioid-induced constipation in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. The companies also announced that they have received a Positive Opinion for RELISTOR subcutaneous injection from the Committee for Medicinal Products for Human Use (CHMP), the scientific committee of the European Medicines Agency (EMEA).

Copies of these Progenics/Wyeth press releases are attached hereto as Exhibits 99.1 and 99.2 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Progenics also yesterday announced that its Board of Directors has approved a share repurchase program to acquire up to $15 million of its outstanding common shares, funding for which will come from the $15 million milestone payment Progenics will receive from Wyeth for receiving FDA marketing approval for RELISTOR for subcutaneous use. Purchases under the program will be made at the company’s discretion and may be discontinued at any time. A copy of this Progenics press release is attached hereto as Exhibit 99.3 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.            Description

99.1	Press Release dated April 24, 2008
99.2	Press Release dated April 24, 2008
99.3	Press Release dated April 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            PROGENICS PHARMACEUTICALS, INC.
            By:  /s/ ROBERT A. MCKINNEY
                    Robert A. McKinney
                                                    Chief Financial Officer, Senior Vice President,
                                                    Finance & Operations and Treasurer

Date: April 25, 2008